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                                                                    Exhibit 10.1

                           AMICUS THERAPEUTICS, INC.

                           2002 EQUITY INCENTIVE PLAN


1.   Purpose.

     The purpose of this plan (the "Plan") is to secure for Amicus Therapeutics, Inc. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees and members of the Board of Directors of, and consultants and advisors to, the Company and any Parent Corporation, or Subsidiary (each as defined in Section 14 hereof), who are expected to contribute to the Company's future growth and success.

2.   Types of Awards and Administration.

     (a) Types of Awards. Awards pursuant to this Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be (i) incentive stock options ("Incentive Stock Options") to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-statutory options to purchase shares of Common Stock, which are not intended to meet the requirements of Code Section 422 ("Non-Statutory Stock Options" and, together with Incentive Stock Options, "Options"), or (iii) shares of Common Stock ("Restricted Shares" and, together with "Options", "Awards").

     (b) Administration. This Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions hereof shall be final and conclusive. The Board of Directors may in its sole discretion make Awards and authorize the Company to issue shares of Common Stock pursuant to such Awards, as provided in, and subject to the terms and conditions of, this Plan. The Board of Directors shall have authority, subject to the express provisions of this Plan, to construe this Plan and the respective written agreements setting forth the terms and conditions of an Award (each, an "Award Agreement"), to prescribe, amend and rescind rules and regulations relating to this Plan, to determine the terms and provisions of Award Agreements, which need not be identical, to advance the lapse of any waiting, forfeiture or installment periods and exercise dates, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of this Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination taken or made in good faith under or with respect to this Plan or any Award.

     (c) Delegation of Authority. The Board of Directors may, to the full extent permitted by law, delegate any or all of its powers under this Plan to a committee (the "Committee") of two or more directors, and if the Committee is so appointed all references to the Board of Directors in this Plan shall mean and relate to such Committee to the extent of the powers so delegated. The Board of Directors may, from time to time, delegate to the Chief Executive Officer authority
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under this Plan with respect to aggregate numbers of shares to permit specific
Awards by the Chief Executive Officer to employees and consultants of, and advisors to, the Company, any Parent Corporation or any Subsidiary.

3.   Eligibility.

     Awards shall be made only to persons who are, at the time of grant, officers, employees or directors of, or consultants or advisors to, (provided, in the case of Incentive Stock Options, such directors or officers are then also employees of) the Company or any Parent Corporation or Subsidiary. A person who has been granted an Award may, if such person is otherwise eligible, be granted an additional Award or Awards if the Board of Directors shall so determine.

4.   Stock Subject to Plan.

     Subject to adjustment as provided in Sections 10 and 11 hereof, the maximum number of shares of Common Stock of the Company which may be issued and sold pursuant to Awards made under this Plan is 862,611 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If either (i) Restricted Shares are forfeited following their award under this Plan, or (ii) Options granted under this Plan are canceled, or expire or terminate for any reason without having been exercised in full, the forfeited Restricted Shares, or the unpurchased shares of Common Stock subject to any such Option, as the case may be, shall again be available for subsequent Awards under this Plan. Restricted Shares, Options and shares of Common Stock issuable upon exercise of Options granted under this Plan may be subject to transfer restrictions, repurchase rights or other restrictions as shall be determined by the Board of Directors.

5.   Award Agreements.

     As a condition to the grant of an Award under this Plan, each recipient of an Award shall sign an Award Agreement not inconsistent with this Plan in such form, and providing for such terms and conditions, as the Board of Directors shall determine at the time such Award is authorized to be granted. Such Award Agreements need not be identical but shall comply with, and be subject to, the terms and conditions set forth herein.

6.   Options Generally.

     (a) Purchase Price. The purchase price per share of Common Stock deliverable upon the exercise of (i) a Non-Statutory Stock Option may be less than the fair market value of the Common Stock, and (ii) an Incentive Stock Option may not be less than the fair market value of the Common Stock, as such purchase price is determined by the Board of Directors on the date such Option is authorized to be granted; provided, that in the event that the Common Stock of the Company becomes registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is publicly traded ("Publicly Traded"), the fair market value of the Common Stock shall be equal to the closing price of the Common Stock on the date such Option is authorized to be granted.

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     (b)  Payment of Exercise Price. Payment of the exercise price of an Option shall be in cash or, in the sole discretion of the Board of Directors, in shares of capital stock of the Company held by the Option holder for greater than six months, or by any other lawful means. The Company may, in its sole discretion, make loans to an Option holder in an amount equal to all or part of the exercise price of Options held by such Option holder which such loans may be secured or unsecured, as agreed upon between the parties at such time; provided, that the grant of a loan on any occasion to one or more Option holder(s) shall not obligate the Company to grant loans on any other occasion or to such or any other Option holder.

     (c) Option Term. Each Option and all rights thereunder shall expire on such date as the Board of Directors shall determine on the date such Option is authorized to be granted, but in no event may any Option remain in effect after the expiration of ten years from the day on which such Option is granted (or five years in the case of Options described in paragraph (b) of Section 7 hereof), and such Option shall be subject to earlier termination as provided in this Plan.

     (d) Exercise of Options. Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the Award Agreement evidencing such Option; provided, however, that,
(i) no Option shall have a term in excess of ten years from the date of grant (or five years in the case of Options described in paragraph (b) of Section 7 hereof), and (ii) the periods of time following an Option holder's cessation of employment with the Company, any Parent Corporation or Subsidiary, or service as a consultant or advisor to the Company, any Parent Corporation or Subsidiary, or following an Option holder's death or disability, during which an Option may be exercised, as provided in paragraph (f) below, shall not be included for purposes of determining the number of shares of Common Stock with respect to which such Option may be exercised.

     (e) Rights as a Stockholder. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issue of a stock certificate to such person for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     (f) Effect of Cessation of Service. Notwithstanding anything contained in this Plan to the contrary, no Option may be exercised unless, at the time of such exercise, the recipient is, and has been continuously since the date of grant of such recipient's Option, employed by or serving as a director, consultant or an advisor to, one or more of the Company, a Parent Corporation or a Subsidiary, except if and to the extent the applicable Award Agreement provides otherwise (other than with respect to an Incentive Stock Option for which Section 7 hereof shall apply); provided, however, that in no event may any Option be exercised after the expiration date of the Option.

     (g) Transfer Restrictions. Except as otherwise approved by the Board of Directors, during the life of the holder thereof an Option shall be exercisable only by or on behalf of such person and no Option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution.


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     (h) Other Awards. Awards of Options may be made alone, in addition to or in tandem with Awards of Restricted Shares under the Plan.

7.   Incentive Stock Options.

     Options granted under the Plan which are intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

     (a) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of the grant) of the Common Stock with respect to which Incentive Stock Options granted to any employee under the Plan (and under any other incentive stock option plans of the Company, and any Parent Corporation and Subsidiary) are exercisable for the first time shall not exceed $100,000 in any one calendar year. In the event that Section 422 of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this paragraph (a), the limitation of this paragraph (a) shall be automatically adjusted accordingly.

     (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (i) the purchase price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value thereof at the time of grant; and

          (ii) the exercise period of such Incentive Stock Option shall not exceed five years from the date of grant.

Except as modified by the preceding provisions of this Section 7, all the provisions of the Plan applicable to Options generally shall be applicable to Incentive Stock Options granted hereunder.

     (c) Effect of Cessation of Service. No Incentive Stock Option may be exercised unless, at the time of such exercise, the holder of such Option is, and has been continuously since the date of grant of such Incentive Stock Option, employed by one or more of the Company, a Parent Corporation or Subsidiary, except that if and to the extent the Award Agreement so provides:

          (i) the Option may be exercised within the period of three months after the date the holder of an Option ceases to be employed by the Company, a Parent Corporation or a Subsidiary (or within such lesser period as may be specified in the Award Agreement) for any reason other than death or disability;

          (ii) if the holder of an Option dies while in the employ of the Company, a Parent Corporation or a Subsidiary or within three months after such holder ceases to be such an employee, the Option may be exercised by the person to whom it is transferred


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     by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the Award Agreement); and

          (iii) if the holder of an Option becomes disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company, a Parent Corporation or a Subsidiary, the Option may be exercised within the period of one year after the date the holder ceases to be an employee of any of the foregoing entities because of such disability (or within such lesser period as may be specified in the option agreement or instrument);

Except as modified by the preceding provisions of this Section 7, all the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

8.   Restricted Shares.

     (a) Awards of Shares. Awards of Restricted Shares may be made under this Plan on such terms and conditions as the Board of Directors may from time to time approve. Awards of Restricted Shares may be made alone, in addition to or in tandem with Awards of Options under this Plan. Subject to the terms of this Plan, the Board of Directors shall determine the number of Restricted Shares to be awarded to each recipient and the Board of Directors may impose different terms and conditions on a Restricted Share Award than on any other Award made to the same recipient or other Award recipients. Each recipient of Restricted Shares shall, except in the circumstances described in paragraph (b) below, be issued one or more stock certificates evidencing such Restricted Shares. Each such certificate shall be registered in the name of such recipient, and shall bear an appropriate legend referring to the terms and conditions applicable to the Restricted Shares evidenced thereby.

     (b) Forfeiture of Restricted Shares. In making an Award of Restricted Shares, the Board of Directors may impose a requirement that the recipient must remain in the employment or service (including service as an advisor or consultant) of the Company or any Parent Corporation or Subsidiary for a specified minimum period of time, or else forfeit all or a portion of such Restricted Shares. In the case of a holder of Restricted Shares whose relationship with the Company or any Parent Corporation or Subsidiary changes during the term of any applicable forfeiture period in a manner that does not constitute a complete separation therefrom (for example, from employee to consultant or director, or vise versa), the Board of Directors shall have authority to determine whether or not such change constitutes a cessation of employment or service for purposes of such requirement. In such case, the certificate(s) evidencing the Restricted Shares shall be held in custody by the Company until such Shares are no longer subject to forfeiture.

     (c) Rights as a Stockholder; Stock Dividends. Subject to any restrictions set forth in the applicable Award Agreement, a recipient of Restricted Shares shall have voting, dividend and all other rights of a stockholder of the Company as of the date such Shares are issued and registered in recipient's name (whether or not certificates evidencing such Shares are delivered to such recipient). Except as may otherwise be set forth in the applicable Award Agreement, stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted


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Shares under the applicable Award Agreement and shall be subject to the same terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.

9.   General Award Restrictions.

     (a) Investment Representations. The Company may require any person to whom an Award is made, as a condition of such Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Award for such person's own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable Federal and State securities laws.

     (b) Special Conditions to Issuance of Shares. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to such Award upon any securities exchange or under any State or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, such shares may not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

10.  Recapitalization.

     In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under this Plan and under any Options granted under this Plan. Such adjustment to outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of such Options, but a corresponding adjustment in the applicable Option exercise price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

11.  Reorganization of the Company.

     In case (i) of any consolidation or merger involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the outstanding voting securities of the Company immediately before such merger or consolidation; (ii) of any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become

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(x) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of over 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a "controlling person" (as defined in Rule 405 under the Securities Act of 1933, as amended) (a "Controlling Person") of the Company (each of the events described in the foregoing clauses (i), (ii) and (iii), a "Reorganization Event"), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding Options, either (x) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon holders of Options as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to any Option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Option immediately before such substitution over the purchase price thereof, or (y) upon written notice to the holders of Options, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding Options, and the vesting dates of any Restricted Shares subject to forfeiture.

12. No Special Employment Rights.

     Nothing contained in this Plan or in any Award Agreement shall confer upon any Award recipient any right with respect to the continuation of such person's employment by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Award recipient from the rate in existence at the time of the Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of employment for purposes of this Plan or any Award shall be determined by the Board of Directors.

13. Other Employee Benefits.

     The amount of any compensation deemed to be received by an employee as a result of any Award (including the exercise of an Option, or the sale of shares of Common Stock received upon such exercise or of Restricted Shares) will not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

14. Definitions.

     (a) Subsidiary. The term "Subsidiary" as used in this Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes only of Awards of Non-Statutory Options or Restricted Shares, the


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term "Subsidiary" shall also mean any partnership or limited partnership of which the Company or any Subsidiary controls 50% or more of the voting power, or any corporation in an unbroken chain of Subsidiaries if each of the Subsidiaries other than the last Subsidiary in the unbroken chain either owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or controls 50% or more of the voting power of any such partnership or limited partnership in such chain.

     (b) Parent Corporation. The term "Parent Corporation" as used in this Plan shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

     (c) Employment. The term "employment", as used in this Plan and in any Award Agreement, shall, unless the context otherwise requires, be defined in accordance with the provisions of Section 1.421-7(h) of the Federal Income Tax Regulations (or any successor regulations).

15.  Amendment of this Plan.

     The Board of Directors may at any time and from time to time modify, amend or terminate this Plan in any respect, except to the extent stockholder approval is required by law. The termination or any modification or amendment of this Plan shall not, without the consent of an Award recipient, adversely affect such Award recipient's rights under any Award Agreement unless such Agreement so specifies. With the consent of the Award recipient affected, the Board of Directors may amend outstanding Award Agreements in a manner not inconsistent with this Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of this Plan and of any outstanding Incentive Stock Options granted under this Plan to the extent necessary to qualify any or all such Options for such favorable Federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under
Section 422 of the Code.

16.  Withholding.

     The Company's obligation to deliver Restricted Shares awarded, or shares deliverable upon the exercise of any Option granted, under this Plan shall be subject to the Award recipient's satisfaction of all applicable Federal, State and local income and employment tax withholding requirements, and the Award recipient shall elect to withhold only the minimum statutory taxes.

17.  Duration of this Plan.

     Unless earlier terminated by the Board of Directors, this Plan shall terminate upon the earlier of (i) the close of business on April 22, 2012 or
(ii) the date on which all shares available for issuance under this Plan shall have been issued as Restricted Shares or pursuant to the exercise of Options granted under this Plan and/or are no longer subject to forfeiture pursuant to the terms of any applicable Award Agreement. If the date of termination is determined under


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(i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the Award Agreements evidencing such Awards.

                                        Adopted on April 22, 2002 by the
                                        Board of Directors and approved by
                                        stockholders on July 30, 2002.







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